Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-60286, 333-77219, 333-30464 and 333-89464) of Stamford Industrial Group, Inc. (the “Company”) of our reports dated March 17, 2008 relating to our audits of the financial statements of Stamford Industrial Group, Inc. and CRC Acquisition Co., LLC (the “Predecessor Company”) appearing in the Annual Report on Form 10-K of Stamford Industrial Group, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen LLP
McGladrey & Pullen LLP
Stamford, Connecticut
March 17, 2008